UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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SmileDirectClub, Inc.

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April 23, 2021
To Our Stockholders,
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of SmileDirectClub, Inc. (“SDC”), which will be held virtually on Thursday, June 3, 2021, commencing at 11:00 a.m., Eastern Time, and any adjournments or postponements thereof. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SDC2021, where you will be able to listen to the meeting live, submit questions and vote online. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
The following pages include a formal notice of the meeting and SDC’s Proxy Statement. These materials describe various matters on the agenda for the meeting and provide details regarding admission to the meeting. Please read these materials so that you will know what we plan to do at the meeting.
Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying Proxy Statement so that your shares may be represented at the meeting. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and to vote your shares at the virtual meeting if you wish to do so.
Your vote is very important to us. We encourage you to read both our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020, in their entirety. We value hearing from, and engaging with, our stockholders. We appreciate your continued support of SDC, and we look forward to the 2021 Annual Meeting.
Sincerely,
David B. Katzman
Chairman of the Board and Chief Executive Officer

SmileDirectClub, Inc.
414 Union Street
Nashville, Tennessee 37219
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 11:00 A.M. EASTERN TIME ON THURSDAY, JUNE 3, 2021
DATE: Thursday, June 3, 2021	TIME: 11:00 A.M. Eastern Time	PLACE: via the internet www.virtualshareholdermeeting.com/SDC2021
Notice is hereby given that the 2021 annual meeting of stockholders (the “Annual Meeting”) of SmileDirectClub, Inc., a Delaware corporation (the “Company,” “SDC” or “we”), will be held virtually on Thursday, June 3, 2021 at 11:00 a.m. (Eastern Time). The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SDC2021 where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see the instructions beginning on page 2 of the attached Proxy Statement. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in at www.virtualshareholdermeeting.com/SDC2021.
We believe that a virtual Annual Meeting provides greater access to those who want to attend and therefore have chosen this format over an in-person meeting. We are holding the meeting for the following purposes:
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To elect three directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the 2024 annual meeting of stockholders to be held in 2024 or until such director’s successor has been duly elected and qualified, subject to earlier resignation or removal;

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To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

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To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on April 16, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available to any stockholder for examination online during the Annual Meeting. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/SDC2021 and enter the 16-digit control number provided on your proxy card or voting instruction form.
On or about April 23, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2020 Annual Report on Form 10-K. This Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The Proxy Statement and our Annual Report on Form 10-K can be accessed directly at the following internet address: www.proxyvote.com.
Whether or not you plan to attend the virtual Annual Meeting, our Board of Directors urges you to read the attached Proxy Statement and submit a proxy or voting instructions for your shares via the internet or by telephone, or complete, date, sign and return your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. Additionally, given the continuing concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants. For instructions on how to submit your proxy or voting instructions, please refer to “General Information-How Do I Vote” beginning on page 4 of the attached Proxy Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 3, 2021: The Proxy Statement, Annual Report and the means to vote by internet are available at http://www.proxyvote.com.
By Order of the Board of Directors
Susan Greenspon Rammelt
Corporate Secretary
Nashville, TN
April 23, 2021

i

SMILEDIRECTCLUB, INC.
PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2021
GENERAL INFORMATION
We are making this Proxy Statement available to our stockholders and expect to commence mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K, on or about April 23, 2021 in connection with the solicitation of proxies by our board of directors for the Annual Meeting to be held virtually on Thursday, June 3, 2021 at 11:00 a.m. (Eastern Time). The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SDC2021, where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see “General Information — Attendance at the Virtual Annual Meeting” below. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in at www.virtualshareholdermeeting.com/SDC2021.
As used in this Proxy Statement, the terms “SDC,” “the Company,” “we,” “us,” and “our” refer to SmileDirectClub, Inc. The term “Board” refers to SDC’s Board of Directors.
Structure; Classes of Stock; Voting Agreement
SDC was incorporated under the laws of the State of Delaware on April 11, 2019. On September 16, 2019, we completed an initial public offering (“IPO”) of shares of our Class A common stock. The shares began trading on the Nasdaq Global Select Market (“NASDAQ”) on September 12, 2019 under the symbol “SDC.” In connection with the IPO, we completed a series of reorganization transactions to implement an “Up-C” capital structure in order to carry on the business of SDC Financial, LLC (“SDC Financial”), which we refer to as the “Reorganization Transactions.” As a result of the Reorganization Transactions and the IPO, SDC is a holding company whose principal asset is the LLC interests of SDC Financial. SDC has the sole voting interest in, and controls the management of, SDC Financial.
We have two classes of common stock outstanding: Class A common stock and Class B common stock. The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten (10) votes per share in all matters presented to our stockholders generally, including the election of directors. Each share of our Class B common stock is automatically converted into a share of our Class A common stock upon the earlier of (i) September 16, 2029 (the tenth anniversary of the consummation of the IPO); or (ii) the date on which the shares of Class B common stock held by the Voting Group (as defined below) and their permitted transferees represent less than 15% of the Class B common stock held by the Voting Group and their permitted transferees as of immediately following the consummation of the IPO. In addition, each share of our Class B common stock transferred, other than to a permitted transferee as defined in the Seventh Amended and Restated LLC Agreement of SDC Financial (“SDC Financial LLC Agreement”), will automatically convert into a share of our Class A common stock.
Prior to the consummation of the IPO, certain trusts affiliated with David Katzman, our Chairman and Chief Executive Officer; Steven Katzman, our Chief Operating Officer; Jordan Katzman and Alexander Fenkell, our co-founders and directors; and certain of their affiliated trusts and entities (collectively, the “Voting Group”), entered into a voting agreement (the “Voting Agreement”), pursuant to which the Voting Group gave David Katzman sole voting, but not dispositive, power over the shares of our Class A and Class B common stock beneficially owned by the Voting Group (the “Voting Group Stock”). All of our Class B common stock is held by pre-IPO investors who continue to hold units in SDC Financial. The Voting Agreement gives David Katzman majority voting power over all matters submitted to stockholders for a vote. Mr. Katzman has advised us that he intends to vote all of the shares over which he has voting power, including the Voting Group Stock, in favor of each of the two proposals to be voted on at the Annual Meeting. Such action will be sufficient to constitute a quorum and to approve both of these items.

Emerging Growth Company Status
We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our Named Executive Officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) December 31, 2024, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.00 billion in non-convertible debt securities, or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.
Questions and Answers
What information is included in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of current directors and certain executive officers for the year ended December 31, 2020, and other information.
What are the Proxy Materials?
The “Proxy Materials” are this Proxy Statement and our Form 10-K for the fiscal year ended December 31, 2020.
Why did I receive a one-page notice in the mail regarding the Internet Availability of the Proxy Materials instead of a full set of the Proxy Materials?
Pursuant to rules adopted by the United States Securities and Exchange Commission (“SEC”), we have elected to provide access to our Proxy Materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.
What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?
There are two proposals to be voted on at the Annual Meeting. First, is the election of three directors to our board of directors, each to serve as a Class II director for a three-year term or until such director’s successor has been duly elected and qualified, subject to earlier resignation or removal (“Proposal No. 1”). Second, is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021 (“Proposal No. 2”).
The board of directors recommends that you vote FOR Proposal No. 1 and FOR Proposal No. 2.
Our amended and restated bylaws (our “bylaws”) provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.

Who may vote at the meeting?
Holders of Class A common stock and Class B common stock, together as a single class, as of the close of business on the Record Date (April 16, 2021) may vote at the Annual Meeting.
How many votes do I have?
As of the Record Date, there were:
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118,149,119 shares of Class A common stock outstanding; and

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269,272,682 shares of Class B common stock outstanding.

The holders of our Class A common stock are entitled to one vote per share. The holders of our Class B common stock are entitled to ten (10) votes per share.
As of the Record Date, holders of Class A common stock held 4.2% of the total outstanding voting power and holders of Class B common stock held 95.8% of the total outstanding voting power, and the Voting Group held 90.1% of the total outstanding voting power.
What vote is required for the Proposals?
For Proposal No. 1 — Election of Class II Directors, directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes (as defined below) will have no effect on Proposal No. 1.
Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm shall be decided by the vote of the holders of a majority of the total number of votes of our Class A common stock and Class B common stock represented at, and entitled to vote at, the Annual Meeting, voting as a single class. Abstentions will have the same effect as a vote “against” Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2 because Proposal No. 2 is a “routine” matter for which brokers are permitted to vote shares held by them without instruction by the beneficial owner.
What constitutes a “quorum”?
The holders of a majority of the voting power of the combined shares of Class A common stock and Class B common stock issued, outstanding and entitled to vote, either in person or represented by proxy, constitute a quorum.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
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Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer Trust Company LLC, you are a stockholder of record.

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Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

Attendance at the Virtual Annual Meeting
The Annual Meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/SDC2021. To access the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form.
We encourage you to access the Annual Meeting before the start time of 11:00 a.m., Eastern Time, on June 3, 2021. Please allow ample time for online check-in, which will begin at 10:45 a.m., Eastern Time, on June 3, 2021.

Stockholders who participate in the virtual Annual Meeting by way of the link above will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.
By conducting our Annual Meeting completely online via the internet, we eliminate many of the costs associated with a physical meeting. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend and improve our ability to communicate more effectively with our stockholders during the meeting.
How do I vote?
The procedures for voting are as follows:
Stockholder of Record.   If you are a stockholder of record, you may vote in person at the virtual Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy via the internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote in person, even if you have already voted by proxy. The vote you cast in person will supersede any previous votes that you may have submitted.
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Vote by Internet.   Visit www.proxyvote.com to vote via the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Stockholders of record may submit proxies over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website www.proxyvote.com specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for internet voting availability.

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Vote by Telephone.   Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling (800) 690-6903 or the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

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Vote by Mail.   Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany the printed Proxy Materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “If I hold shares in street name through a broker, can the broker vote my shares for me?” regarding whether your broker, bank or other holder of record may vote your uninstructed shares on Proposal No. 1 or Proposal No. 2.

Beneficial Owner.   If you are a beneficial owner of shares registered in the name of your broker, trustee, or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted. To vote in person at the virtual Annual Meeting, you must obtain a valid proxy from your broker, trustee or other nominee. Follow the instructions included with these proxy materials, or contact your broker, trustee or other nominee to request a proxy form.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy at any time before it is exercised at the virtual Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, to 414 Union Street Nashville, Tennessee 37219, Attn: Secretary, (ii) submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the vote at the Annual Meeting, or attending the virtual Annual Meeting and voting in person. If you are a beneficial owner, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
How do I Submit a Question at the 2021 Annual Meeting?
You may submit a question during the meeting via our virtual stockholder meeting website, www.virtualshareholdermeeting.com/SDC2021. If your question is properly submitted during the relevant portion of the meeting agenda, our Chairman intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together. A webcast replay of the 2021 Annual Meeting, including the Q&A session, will also be archived on our Investor Relations website, https://investors.smiledirectclub.com/, until June 17, 2021.
What if the Company encounters technical difficulties during the 2021 Annual Meeting?
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any of these situations, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/SDC2021.
If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.
If I hold shares in street name through a broker, can the broker vote my shares for me?
If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposal No. 1 is not considered a “routine” proposal, whereas Proposal No. 2 is considered a “routine” proposal. If you hold shares in street name and do not vote on Proposal No. 1, your shares will not be voted in respect of this proposal and will be counted as “broker non-votes.”
Who is paying for this proxy solicitation?
We are paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We will, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
We have adopted a procedure approved by the SEC called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report on Form 10-K, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you wish to opt out of householding and receive multiple copies of the Proxy Materials at the same address, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders sharing an address who are currently receiving multiple copies of the Proxy Materials may also request delivery of a single copy by contacting Broadridge Financial Solutions, Inc. at the same telephone number or address. You also may request additional copies of the Proxy Materials by contacting Broadridge Financial Solutions, Inc. at the same telephone number or address. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These filings are available on the “Investors Relations” page of our corporate website at www.smiledirectclub.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are also available without charge to stockholders upon written request addressed to:
SmileDirectClub, Inc.
Attn: Investor Relations
414 Union Street
Nashville, Tennessee 37219

PROPOSAL NO. 1: ELECTION OF DIRECTORS
At the Annual Meeting, stockholders will vote to elect the three nominees named in this Proxy Statement as Class II directors. Each of the Class II directors elected at the Annual Meeting will hold office until the 2024 annual meeting of stockholders or until his successor has been duly elected and qualified, subject to earlier resignation or removal. Our board of directors has nominated Alexander Fenkell, Dr. William H. Frist and Richard F. Wallman to serve as Class II directors for terms expiring at the 2024 annual meeting of stockholders or until each of their successors has been duly elected and qualified, subject to earlier resignation or removal. The persons named as proxies will vote to elect Messrs. Fenkell, and Wallman and Dr. Frist, unless a stockholder indicates that his or her shares should be withheld with respect to any such nominee. For more information concerning each of the director nominees, please see the section entitled “Directors and Corporate Governance — Director Nominees” below.
In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All nominees are currently serving as directors, and we do not expect that the nominees will be unavailable or will decline to serve.
Our board of directors recommends that you vote FOR the election of each of Alexander Fenkell, Dr. William H. Frist, and Richard F. Wallman as Class II directors.

DIRECTORS AND CORPORATE GOVERNANCE
Directors
The following table sets forth certain information about our directors as of the date of this Proxy Statement.
Name	Class	Age	Position
David Katzman	I	61	Chief Executive Officer and Chairman
Steven Katzman	III	57	Chief Operating Officer and Director
Jordan Katzman	III	31	Co-Founder and Director
Alexander Fenkell	II	32	Co-Founder and Director
Susan Greenspon Rammelt	I	56	Chief Legal Officer, EVP Business Affairs, Secretary, and Director
Dr. William H. Frist	II	69	Director
Carol J. Hamilton	III	68	Director
Richard F. Wallman	II	70	Director
Edward W. Ward, III	I	69	Director
Set forth below is a brief biography of each of our directors, including our director nominees.
Director Nominees
Alexander Fenkell is our co-founder and has served as a member of our board since inception. Mr. Fenkell first gained critical online e-commerce experience co-founding two technology companies with Mr. Jordan Katzman, Illinoisrenewal.org and Want, before shifting to the direct-to-consumer strategy model via SmileDirectClub. We believe that Mr. Fenkell is qualified to serve as a member of our board of directors due to the perspective and experience he brings as our co-founder and as a large stockholder, as well as his business experience.
Senator William H. Frist, M.D. has been a member of our board since September 2019. Dr. Frist is a heart and lung transplant surgeon, former U.S. Senator from Tennessee (1995-2007), and former Majority Leader of the U.S. Senate. He has been a partner at Cressey & Company, L.P., a private health services investment firm, since 2007, and is the founding partner of Frist Cressey Ventures. He is Co-Chair of the Health Project at the Bipartisan Policy Center. Dr. Frist also serves on the boards of the Robert Wood Johnson Foundation and The Nature Conservancy, among other non-profit organizations, and the following publicly traded companies: Accolade, Inc., Select Medical Holdings Corporation, Teladoc Health, Inc., and GS Acquisition Holdings Corp II. Within the past five years, he also previously served on the board of AECOM. We believe that Dr. Frist is qualified to serve as a member of our board of directors due to his significant public company director experience, his financial experience and expertise, and his health services experience and expertise.
Richard F. Wallman has been a member of our board since September 2019. From 1995 through his retirement in 2003, Mr. Wallman served as Senior Vice President and Chief Financial Officer of Honeywell International, Inc., a diversified technology company, and AlliedSignal, Inc., a diversified technology company (prior to its merger with Honeywell International, Inc.). Prior to joining AlliedSignal, Inc., Mr. Wallman served as Controller of International Business Machines Corporation. Mr. Wallman serves on the board of directors of Charles River Laboratories International, Inc. and Roper Technologies, Inc., all publicly traded companies in the United States. Mr. Wallman also serves on the board of directors of Extended Stay America, Inc., which has agreed to be acquired by funds managed by Blackstone Real Estate Partners and Starwood Capital Group, but will not continue serving on the board following the consummation of such acquisition. Within the past five years, Mr. Wallman previously served on the board of directors of Convergys Corporation, ESH Hospitality, Inc., and Wright Medical, Inc., all publicly traded companies in the United States, and Boart Longyear, a publicly traded company in Australia. We believe that Mr. Wallman is qualified to serve as a member of our board of directors due to his prior public company experience, including as Chief Financial Officer of Honeywell, his significant public company director experience, and his financial experience and expertise.
Continuing Directors
Class I Directors, Term Expiring 2023
David Katzman(1) has served as our Chief Executive Officer and Chairman of our Board since we were founded in 2014. Mr. Katzman is the founder and Managing Partner of Camelot Venture Group (“Camelot”), a private investment group that invests primarily in direct-to-consumer brands, such as Quicken Loans and 1-800 Contacts. Mr. Katzman has served on the boards of several direct-to-consumer online companies, including consumer electronics company, Sharper Image Online, and has previously served on the boards of diabetic supply company, Simplex Healthcare, online promotions company, ePrize, bedding company, CleanRest, and online mortgage company, Quicken Loans (as Vice Chairman). Mr. Katzman also served as Vice Chairman of the National Basketball Association’s Cleveland Cavaliers and as Managing Partner of sports graphics company, Fathead. Prior to founding Camelot in 1998, Mr. Katzman led a variety of consumer-oriented companies before becoming President of Home Depot S.O.C., a division of Home Depot USA specializing in the processing of special orders for Home Depot stores nationwide. We believe that Mr. Katzman is qualified to serve as a member of our board of directors due to his significant business leadership, investment, and financial experience, in particular in direct-to-consumer brands, as well as his perspective as one of our founding members and as a large stockholder.
Susan Greenspon Rammelt has served as our Chief Legal Officer and EVP of Business Affairs since January 1, 2020, as our Secretary since March 2019, and as a member of our Board since August 2019. Ms. Greenspon Rammelt served as our General Counsel from April 2018 to December 2019 and has also served as General Counsel of Camelot since April 2018. Prior to joining SmileDirectClub, Ms. Greenspon Rammelt was a corporate law partner at Foley & Lardner LLP beginning in 2017, where she represented domestic and international enterprises. Prior to that, Ms. Greenspon Rammelt was a partner at Dentons US LLP. Ms. Greenspon Rammelt has 30 years of experience as a corporate attorney, focusing on mergers and acquisitions, financings, restructurings, corporate governance, and general corporate counseling, particularly in the retail and beauty industries. We believe Ms. Greenspon Rammelt is qualified to serve as a member of our board of directors due to her extensive legal and business expertise.
Edward W. Ward, III has been a member of our board since April 2021. As Vice President of Marketing, Mr. Ward served as the chief marketing officer of Government Employees Insurance Company (GEICO), a property and casualty insurance company, from 1994 until his retirement in 2017, and prior to that served in other marketing roles for GEICO beginning in 1984. We believe that Mr. Ward is qualified to serve as a member of our board of directors due to his extensive experience in the creative development, production and implementation of direct-to-consumer marketing and advertising programs.
Class III Directors, Term Expiring 2022
Jordan Katzman(1) is our co-founder and has served as a member of our board since inception. Mr. Katzman first gained critical online e-commerce experience co-founding two technology companies with Mr. Fenkell, Illinoisrenewal.org and Want, before shifting to the direct-to-consumer strategy model via SmileDirectClub. We believe that Mr. Katzman is qualified to serve as a member of our board of directors due to the perspective and experience he brings as our co-founder and as a large stockholder, as well as his business experience.
Steven Katzman(1) has served as our Chief Operating Officer since May 2018 and as a member of our board since 2017. Prior to becoming Chief Operating Officer, Mr. Katzman served as our Chief Financial Officer from March 2018 to May 2018. For the past ten years, Mr. Katzman has also served as an advisor to Camelot, where he provides strategic overview across all portfolio companies and opportunities. Mr. Katzman also co-founded and serves as Chief Executive Officer of Steve’s Blinds & Wallpaper, a family-owned, direct-to-consumer e-commerce business selling custom made blinds and wallpaper. Prior to

(1)
Mr. D. Katzman and Mr. S. Katzman are brothers. Mr. J. Katzman is the son of Mr. D. Katzman and the nephew of Mr. S. Katzman.

these positions, Mr. Katzman served for nearly 20 years as Chief Executive Officer and President of American Blind and Wallpaper Factory and its related family of direct-to-consumer custom home decor companies. We believe that Mr. Katzman is qualified to serve as a member of our board of directors due to his significant business leadership, investment, and financial experience, in particular in direct-to-consumer brands, as well as his perspective as a stockholder.
Carol J. Hamilton has been a member of our board since September 2019. Ms. Hamilton has served as Group President of Acquisitions for L’Oreal USA since 2018, prior to which she served as Group President of the Luxe Division from 2016-2018 and President of the Luxe Division from 2008-2015. Ms. Hamilton has held numerous other titles during her 34-year tenure at L’Oreal, including President and Deputy General manager of L’Oreal Paris. Ms. Hamilton is a member of the national board of directors of UNICEF, chair of the New York Regional board of UNICEF, and chair of Harvard’s Women’s Leadership Board, in addition to spearheading a number of other causes on behalf of women and children. We believe that Ms. Hamilton is qualified to serve as a member of our board of directors due to her extensive business experience, in particular with cosmetic brands.
Board Composition
Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of nine directors, of whom Dr. Frist, Ms. Hamilton, Mr. Wallman, and Mr. Ward are independent under applicable NASDAQ rules. Our board of directors consists of three classes of directors, each serving staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board of directors.
Our board of directors is divided into three classes, each serving staggered, three-year terms:
•
our Class I directors are Ms. Greenspon Rammelt, Mr. D. Katzman, and Mr. Ward, and their terms will expire at the annual meeting of stockholders held in 2023;

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our Class II directors are Mr. Fenkell, Dr. Frist, and Mr. Wallman, and their terms will expire at this Annual Meeting; and

•
our Class III directors are Ms. Hamilton, Mr. J. Katzman, and Mr. S. Katzman, and their terms will expire at the next annual meeting of stockholders held in 2022.

Our nominating and corporate governance committee is responsible for reviewing with our board of directors, periodically, the appropriate characteristics, skills, and experience required to be a director. Our nominating and corporate governance committee is responsible for assessing the appropriate balance of criteria required of board members and in evaluating the suitability of individual candidates will at a minimum consider (1) whether each nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of the Company and (2) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Our nominating and corporate governance committee may also consider, a nominee’s:
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personal and professional integrity;

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specific experiences, skills and expertise;

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diversity;

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character;

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time availability in light of other commitments and dedication;

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number of other publicly held company boards on which the nominee sits;

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potential conflicts of interest; and

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business judgment.

Controlled Company Exception
In connection with the IPO, the Voting Group entered into a Voting Agreement, pursuant to which the Voting Group gave David Katzman, our Chairman and Chief Executive Officer, sole voting, but not dispositive, power over the shares of our Class A and Class B common stock beneficially owned by the Voting Group, which represent more than 50% of the voting power in the election of our directors. Because more than 50% of the voting power in the election of our directors is held by an individual, group, or another company, we are a “controlled company” within the meaning of the corporate governance standards of NASDAQ. As a controlled company, we elected not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our Class A common stock: (1) a majority of our board of directors consists of “independent directors,” as defined under the rules of such exchange, (2) our board of directors has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) our board of directors has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. In the event that we cease to be a “controlled company” and our Class A common stock continues to be listed on NASDAQ, we will be required to comply with these provisions within the applicable transition periods. The majority of our directors are not independent and, other than the audit committee, our board committees are not composed entirely of independent directors. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of NASDAQ.
Board Leadership Structure
Our Chief Executive Officer also serves as Chairman, as the Board does not require the separation of the two roles. The Board continues to believe that this leadership structure is appropriate and in the best interests of the stockholders, given the Board’s support for Mr. Katzman’s vision for the strategic direction of the company and his ownership position. The Board has not appointed a lead independent director. Our Corporate Governance Guidelines provide that non-team member (non-employee) directors will meet in executive sessions without management directors or management present on a periodic basis but not less than once a year and that if the non-team member (non-employee) directors include directors who are not independent directors, the independent directors will also meet on a periodic basis but not less than once a year in an independent executive session.
Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each committee has a written charter that is available on the Company’s website at www.smiledirectclub.com.The composition and responsibilities of each committee are described below. Our board of directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation from the Board or until otherwise determined by our board of directors.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Senator William H. Frist, M.D.	X		X
Carol J. Hamilton			X
David Katzman		Chair	X
Steven Katzman		X	Chair
Richard F. Wallman	Chair	X
Edward W. Ward, III	X
Audit committee
Our audit committee consists of Mr. Wallman, Dr. Frist, and Mr. Ward, with Mr. Wallman serving as chair. Our audit committee is responsible for, among other things:

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appointing and retaining our independent auditors, and approving the audit and non-audit engagements to be performed by our independent auditors;

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assisting the board of directors in overseeing the performance and independence of our independent auditors;

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assisting the board of directors in overseeing the integrity of our financial statements and our accounting and financial reporting processes;

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assisting the board of directors in monitoring the effectiveness of our legal, regulatory and ethical compliance programs;

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reviewing with management and our independent auditors the adequacy and effectiveness of our internal controls;

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assisting the board of directors in monitoring our internal audit function;

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reviewing with management and our independent auditors our annual and quarterly financial statements;

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reviewing and overseeing all transactions between us and a related person for which review or oversight is required by applicable law or that are required to be disclosed in our financial statements or SEC filings, and developing policies and procedures for the committee’s review, approval and/or ratification of such transactions;

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establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

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preparing the audit committee report that the rules of the SEC require to be included in our annual Proxy Statement.

Mr. Wallman, Dr. Frist, and Mr. Ward each qualify as an independent director under the corporate governance standards of NASDAQ and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that we have two audit committee financial experts serving on our audit committee, including the chair.
Compensation committee
Our compensation committee consists of Mr. D. Katzman, Mr. S. Katzman, and Mr. Wallman, with Mr. D. Katzman serving as chair. The compensation committee is responsible for, among other things:
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reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;

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reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers, including incentive-compensation and equity-based plan compensation;

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evaluating and recommending to the board of directors the compensation of our directors;

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reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure to the extent required by SEC rules;

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preparing the compensation committee report to the extent required by the SEC to be included in our annual Proxy Statement; and

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overseeing and administrating our equity and compensation plans.

The compensation committee consults with the Chief Executive Officer in reviewing compensation for other executive officers at least annually, in reviewing and making recommendations to the Board regarding annual and long-term incentive compensation plans for executive officers and others the Committee deems appropriate, and granting awards under our equity incentive plans. In addition, the compensation committee may delegate its power and authority as it deems appropriate and in accordance with applicable laws, regulations and listing standards. The compensation committee has delegated to the Chief Executive Officer, the Chief Operating Officer and the Chief People Officer limited authority (with respect to executives who are not “officers” of the Company under Rule 16a-1(f) promulgated under the Exchange Act) to grant long-term incentive awards under our 2019 Omnibus Incentive Plan in connection with the hiring and promotion of such executives, within the limits prescribed by the committee. The exercise of this delegated authority is reported periodically to the compensation committee.
The compensation committee also consults with the Chief Executive Officer in evaluating director compensation, including equity compensation, and making recommendations to the Board regarding director compensation.
The compensation committee has the authority to select and retain any compensation consultant, internal or outside legal counsel and such other advisors as it deems necessary or appropriate to assist with the execution of its duties and responsibilities as set forth in its charter. During 2020, management engaged FW Cook for consulting services related to benchmarking compensation for executive officers and other executives, including peer group research and survey analyses. Management shared the benchmarking results with the compensation committee in making recommendations on executive compensation.
Nominating and corporate governance committee
Our nominating and corporate governance committee consists of Mr. S. Katzman, Dr. Frist, Ms. Hamilton and Mr. D. Katzman, with Mr. S. Katzman serving as chair. The nominating and corporate governance committee is responsible for, among other things:
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assisting our board of directors in identifying individuals who are qualified to become members of our Board and recommending nominees to the board of directors;

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overseeing the evaluation of the board of directors and its several committees;

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developing and recommending a set of corporate governance guidelines; and

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recommending members for each committee of our board of directors.

Code of Ethics and Business Conduct
Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors, and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on our website. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website. A copy of our Code of Business Conduct and Ethics is available on our website.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas, including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, selection of the chairman of the board and Chief Executive Officer, evaluation of the Chief Executive Officer, meetings and communications of independent directors, committee responsibilities and assignments, board member access to management and outside advisors, board interactions with third parties, director compensation, director orientation and continuing education, and management succession planning. A copy of our Corporate Governance Guidelines is available on our website.
Board and Committee Meetings; Annual Meeting Attendance
During 2020, the Board held 9 meetings, the audit committee held 6 meetings, the nominating and corporate governance committee held 0 meetings; and the compensation committee held 2 meetings, and the Board and each committee also took actions by written consent.

For the year ended December 31, 2020, all members of our Board attended at least 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the number of meetings held by all committees of the Board (during the periods that he or she served on such committees). Each member of our Board is invited and encouraged to attend each of our annual meetings of stockholders, and all members of our Board attended our annual meeting of stockholders in 2020.
Compensation Committee Interlocks and Insider Participation
Messrs. D. Katzman, Fenkell, and Wallman were members of our compensation committee during fiscal year 2020. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Policy Regarding Director Nominations
Our nominating and corporate governance committee utilizes a broad approach for the identification of director nominees and may consider recommendations from others that it deems appropriate. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the nominating and corporate governance committee evaluates all factors that it deems appropriate, including the current composition, organization, and governance of the board and its committees, as well as the qualifications set forth in our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter, including whether such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to our board’s oversight of the business and affairs of the Company and the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. It also takes into account specific experiences and skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and potential conflicts of interest.
The nominating and corporate governance committee may engage a search firm to conduct or assist with the execution of its duties. Ultimately, the nominating and corporate governance committee seeks to recommend to the board of directors those nominees whose specific qualifications, qualities, skills and other expertise, based on the criteria periodically determined by the nominating and corporate governance committee, will augment the current board of directors’ composition.
In its discretion, the nominating and corporate governance committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above. In addition to the board process described above, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our bylaws and provide certain information required by our bylaws. For a description of the process for nominating directors in accordance with our bylaws, see “Additional Information.”
Communication with the Board of Directors
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the chairperson of any of the audit, nominating and corporate governance, and compensation committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, at 414 Union Street, Nashville, Tennessee 37219, who will forward such communications to the appropriate party. Such communications may be made confidentially or anonymously. Advertisements, solicitations for business, requests for employment, requests for contributions, or other inappropriate material will not be forwarded to our directors.
Board’s Role in Risk Oversight
Our Board has overall responsibility for the oversight of our risk management process. The Board carries out its oversight responsibility directly and through the delegation to its committees of responsibilities related to the oversight of certain risks.

The audit committee assists the Board in overseeing risk assessment and risk management pertaining to our financial, accounting and tax matters. The audit committee reviews and discusses with management, the internal auditor, as applicable, and the independent auditor our major financial risk exposures and the steps management has taken to monitor and control those exposures, as well as discusses with management our information systems, including cybersecurity matters. In addition, the audit committee reviews our risk management framework and programs, overall risk profile and risk exposures with the Board. The compensation committee assists the Board in overseeing risks associated with structuring compensation plans, policies and programs in a manner designed to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives for such persons to perform to the best of their abilities, and to maintain appropriate levels of risk and reward. The nominating and corporate governance committee assists the Board in overseeing risks associated with Board composition, evaluation and nomination, as well as our corporate governance policies. Each of these committees reports regularly to the Board on these risk-related matters, among other items within its purview.
Our Chairman and Chief Executive Officer meets regularly with members of senior management to discuss strategy and risks facing us. In addition, the Board and committees receive regular reports from management that include matters affecting our risk profile, and outside of formal meetings, the Board has regular access to our management. The committee and management reports and real-time management access collectively provide the Board with integrated insight into our management of our risks.
Stockholder Derivative Litigation
In November and December 2019 and March 2020, three stockholder derivative actions were filed against the members of the Company’s board of directors, certain of the Company’s current officers and related entities: Doris Shenwick Trust v. Katzman et al., C.A. No. 2019-0940-MTZ (filed Nov. 22, 2019); Harts v. Katzman et al., C.A No. 2019-1027-MTZ (filed Dec. 23, 2019); and Sammons v. Katzman et al., C.A No. 2020-0169-MTZ (Mar. 5, 2020). The three derivative actions were consolidated into In Re SmileDirectClub, Inc. Derivative Litigation, C.A. No. 2019-0940-MTZ (Delaware Chancery Court) and Plaintiffs filed a consolidated amended complaint on April 8, 2020. The consolidated complaint asserts claims against certain defendants for breaches of fiduciary duties, aiding and abetting those breaches, and unjust enrichment. The consolidated complaint seeks, among other things, disgorgement of allegedly unlawful profits from selling common stock and LLC Units. The Company has moved to dismiss the action. Briefing on the motion to dismiss was completed on November 6, 2020. A hearing on the motion to dismiss was held on February 17, 2021. The court took the matter under advisement.
Director Compensation
The following table sets forth information regarding compensation earned by or paid to our directors during the year ended December 31, 2020, who receive compensation for serving as our directors.
Name(a)(b)	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dr. William H. Frist	150,000	—(c)	—	—	—	—	150,000
Carol J. Hamilton	—	293,418	—	—	—	—	293,418
Richard F. Wallman	—	293,418	—	—	—	—	293,418

(a)
David Katzman, Jordan Katzman, Steven Katzman, Alexander Fenkell, Susan Greenspon Rammelt and Richard Schnall received no compensation as directors and are, therefore, excluded from this table.

(b)
Ms. Hamilton and Mr. Wallman each received a single equity award in the fiscal year ending December 31, 2020, and the respective grant date fair values are reflected in the “Stock awards” column of the table.

Our non-employee and non-affiliated directors receive compensation for their service as follows:

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Dr. William H. Frist will receive an annual grant of restricted stock units (“RSUs”) commencing on April 1, 2021, with a grant date fair value of $150,000, that will vest one year from the date of grant, which grant will be in addition to (i) the grant of RSUs with a grant date fair value of $850,000 he received in connection with the IPO, vesting with respect to 35% of the grant date fair value on each of September 1, 2020 and September 1, 2021, and 30% of the grant date fair value on April 1, 2022, with vesting, in each case, subject to his continued service on the board of directors through each such vesting date, and (ii) the cash payment of $150,000 received for services performed for 2020; and

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Each of Carol Hamilton and Richard Wallman will receive a grant of RSUs on September 1, 2021, with a grant date fair value of $150,000, that will vest on April 1, 2022, subject to the continued service on the board of directors through the vesting date, which grants are in addition to (i) the grant of RSUs with a grant date fair value of $300,000 each received in connection with the IPO, vesting on September 1, 2020; and (ii) the grant of RSUs with a grant date fair value of $300,000 each received on September 1, 2020, vesting on September 1, 2021.

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Edward W. Ward, III, who was appointed to our board on April 1, 2021, will receive an annual grant of RSUs, which commenced on April 1, 2021, with a grant date fair value of $300,000, that will vest on the first anniversary of the grant date, subject to the continued service on the board of directors through the vesting date.

The RSU awards are also subject to full vesting acceleration upon a change in control. Each such director is entitled to reimbursement for all out-of-pocket expenses incurred in connection with attending each meeting of the Board and any committee thereof.

EXECUTIVE COMPENSATION
Introduction
This section discusses the compensation awarded to, earned by, or paid to the following three executive officers, who we have determined to be our named executive officers (“NEOs”) for 2020. For 2020, our NEOs are our Chief Executive Officer and our next two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers as of December 31, 2020.
Named Executive Officers for 2020
David Katzman — Chief Executive Officer
Steven Katzman — Chief Operating Officer
Susan Greenspon Rammelt — Chief Legal Officer, EVP Business Affairs and Secretary
Our compensation committee is primarily responsible for the executive compensation program for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)	All Other Compensation ($)(c)	Total ($)
David Katzman Chief Executive Officer	2020	501,782	1,000,000	—	—	164,769	1,666,551
	2019	269,231	304,110	2,499,985	3,355,425	201,761	6,630,512
Steven Katzman Chief Operating Officer	2020	579,066	300,000	176,803	—	89,321	1,145,190
	2019	453,846	5,322,407	999,994	1,393,035	141,210	8,310,492
Susan Greenspon Rammelt Chief Legal Officer, EVP Business Affairs and Secretary	2020	693,541	350,000	206,273	—	51,577	1,301,391
	2019	686,667	821,577	749,984	1,044,782	82,759	3,385,769

(a)
The amounts reported in the “Bonus” column represent discretionary performance bonuses. For more information about our NEO’s bonuses for 2020, see the section entitled “Narrative Discussion to Summary Compensation Table — 2020 Bonuses” below.

(b)
For 2020, amounts reflect the full grant date fair value of the restricted stock units (“RSUs”) granted under our 2019 Omnibus Incentive Plan (the “Omnibus Plan”) and computed in accordance with ASC Topic 718. These restricted stock units vested on April 6, 2021. For additional information regarding assumptions used to calculate the value of such awards, please refer to Note 14 to our consolidated financial statements for fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(c)
Amounts disclosed in this column for 2020 include the aggregate incremental costs of perquisites and other personal benefits, including, among other things: (i) transportation and living costs of approximately $153,569, $77,921, and $51,577 for commuting to our principal executive office in Nashville for David Katzman, Steven Katzman and Ms. Greenspon Rammelt, respectively, and (ii) employer contributions of $11,400 to the 401(k) account of each of David Katzman and Steven Katzman.

Narrative Discussion to Summary Compensation Table
Base Salaries
Base salary represents the fixed portion of each NEO’s compensation and is intended to provide compensation for expected day-to-day performance. The following table sets forth the current annual base salaries for each of our NEOs, which were also in effect during 2020 and approved by the compensation committee. In response to the global pandemic in 2020, in an effort to fortify the short-term financial position of the business in April of 2020, we temporarily suspended cash pay for the NEOs and other executive and leadership teams, which is reflected in the table above. See “Equity Compensation” below for a description of the equity awards granted in 2020 that took into account this temporary suspension of cash pay.
NEO	2020 Annual Base Salary
David Katzman	$1,000,000
Steven Katzman	$600,000
Susan Greenspon Rammelt	$700,000
2020 Bonuses
For 2020, our NEOs were eligible to receive an annual discretionary cash performance bonus based upon Company performance and such NEO’s individual performance and contribution to our success. The target bonus levels for each NEO for 2020 were as follows:
NEO	Target Annual Bonus (% of annual base salary)
David Katzman	100%
Steven Katzman	50%
Susan Greenspon Rammelt	50%
The NEOs’ bonuses are paid out of a “bonus pool” that the compensation committee establishes in its discretion for executives and other eligible team members based on company performance. Our compensation committee performed a comprehensive review of company performance for 2020 in connection with its determination of annual cash performance bonuses. For 2020, the compensation committee determined to fund the bonus pool at 100% of the target level, and all eligible participants received bonuses at 100% of their respective bonus targets.
Based on this determination and an evaluation of individual performance, our compensation committee determined that David Katzman, Steven Katzman, and Susan Greenspon Rammelt met expectations on the factors noted above and correspondingly approved their annual cash bonuses in the amounts set forth in the table above.
Equity Compensation
Our Board, following the recommendation of the compensation committee and taking into account the temporary suspension of cash pay noted under “Base Salaries” above (the aggregate amounts so suspended, the “Unpaid Salary”), determined during 2020 to grant equity awards in the form of RSUs under our Omnibus Plan to senior leadership, including Mr. S. Katzman and Ms. Greenspon Rammelt, who received awards substantially equal in grant date fair value to the amount of their respective Unpaid Salary. The grant date fair values of these awards are set forth in the table above. The RSUs vested on April 6, 2021, the first anniversary of the date on which the temporary suspension of cash pay began (the “Suspension Pay Date”).
Other Elements of Compensation
401(k) plan:   Under the 401(k) plan, eligible participants, including our NEOs, may defer a portion of their compensation, within prescribed tax limits, on a pre-tax basis through contributions to the 401(k) plan. The Company provides compensation to participants by making matching contributions in the Company’s 401(k) plan.
Travel expenses:   We provided certain reimbursements for our NEOs’ expenses relating to commuting between their residences and our Nashville, Tennessee headquarters, as well as the use of apartments, certain meals, rental cars, and other expenses while in Tennessee.
Change in Control Severance Agreements
We have entered into certain change in control severance agreements with the individual NEOs whereby each is entitled to certain payments, rights and benefits in connection with a termination of employment by us without “Cause” or by the NEO for “Good Reason” (both as defined in the form of Change in Control Severance Agreement provided in connection with the IPO). To qualify for any benefits under such agreement, the termination of employment must occur within the time period beginning three months before and ending 12 months following a change in control, and the NEO must execute, deliver to us, and not revoke a release of claims. If the NEO complies with the applicable requirements, the NEO will be entitled to the following accrued benefits:
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any earned but unpaid base salary through the date of termination of employment;

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any accrued but unused vacation pay through the date of termination of employment

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any unreimbursed expenses incurred by the NEO through the date of termination; and

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such fully vested and non-forfeitable employee benefits, if any, to which the NEO may be entitled under our employee benefit plans.

In addition, the NEO will be entitled to the following severance benefits:
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a lump-sum severance payment in an amount equal to (x) either 18 months (for Steven Katzman and Susan Greenspon Rammelt) or 24 months (for David Katzman) of the NEO’s annual then-current base salary and (y) 100% of the NEO’s annual target bonus;

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if the NEO participates in our medical plans and elects to continue to receive group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), we will either directly pay or reimburse the NEO for all monthly COBRA premiums, whether monthly or in a lump-sum cash payment, at our sole discretion, incurred by the NEO on behalf of both the NEO and such NEO’s dependents for a period of 18-24 months;

•
in the event that the NEO’s equity awards that vest solely based on time are not assumed, converted, or replaced, full vesting acceleration for such awards;

•
in the event that the NEO’s equity awards that have performance-based vesting requirements are not assumed, converted, or replaced, where the performance goals have been determined to be achieved in whole or in part as of the termination date but the awards remain subject to time-based vesting, full vesting acceleration for such awards; and

•
in the event that the NEO’s equity awards that have performance-based vesting requirements are not assumed, converted, or replaced, where the performance goals have not yet been determined to be achieved as of the termination date, a pro rata portion of the award shall be determined to be earned and vested based on our actual performance measured against the applicable performance goals through the date of the consummation of the change in control and the number of days that have elapsed in the performance period through the change in control.

Outstanding Equity Awards as of December 31, 2020
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(a)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
David Katzman	September 16, 2019(b)		—	—	—	72,464	865,220
	September 11, 2019(b)	108,695	217,391	23.00	September 11, 2029	—	—	—	—
Steven Katzman	September 16, 2019(c)		—	—	—	43,478	519,127
	September 11, 2019(c)		130,434	23.00	September 11, 2029
	March 31, 2017(d)					943,955	11,270,823
	May 15, 2020(e)		—	—	—	25,773	307,730
Susan Greenspon Rammelt	September 16, 2019(c)		—	—	—	32,608	389,340
	September 11, 2019(c)		97,826	23.00	September 11, 2029	—	—	—	—
	April 15, 2018(d)		—	—	—	41,763	498,650	—	—
	May 15, 2020(e)		—	—	—	30,069	359,024

(a)
The market value of unvested restricted stock units is calculated by multiplying the number of unvested restricted stock units held by the applicable NEO by the closing price of our Class A common stock on December 31, 2020, which was $11.94 per share.

(b)
This award vests as follows: 1/3 of the equity award will vest on each of the first three anniversaries of the Grant Date, subject to continued employment on such vesting dates.

(c)
This award vests as follows: 100% of the equity award will vest on the third anniversary of the Grant Date, subject to continued employment on such vesting date.

(d)
This award represents profits interests (“Restricted Units”) of SDC Financial, 60% of which had cumulatively vested as of the date of the IPO, with the remaining 40% vesting equally over 24 months beginning on the first day of the first month following the IPO. As described in “Certain Relationships and Related Person Transactions,” pursuant to the terms of the SDC Financial LLC Agreement, each holder of LLC Units, including the Restricted Units, is entitled to have their LLC Interests purchased or redeemed for cash equal to the market value of the applicable number of our shares of Class A common stock or for an equal number of shares of Class A common stock at the sole discretion of the Company. As a result, the value of the Restricted Units included in this table as of December 31, 2020 was calculated by multiplying the number of Restricted Units held by the applicable NEO by the closing price of our Class A common stock on December 31, 2020, which was $11.94 per share.

(e)
This award vests as follows: 100% of the equity award vested on April 6, 2021, the first anniversary of the Suspension Pay Date, and was subject to continued employment on such vesting date.

Equity Compensation Plan Information
The following table sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2020:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,499,221(1)	$23.00(2)	41,234,826(3)
Equity compensation plans not approved by security holders	—	—	—
Total	5,499,221	$23.00	41,234,826

(1)
Consists of shares of Class A common stock subject to 3,819,882 restricted stock units and 1,679,339 stock options outstanding under our 2019 Omnibus Incentive Plan. In accordance with SEC rules, this number does not include outstanding rights to purchase shares (if any) under our 2019 Stock Purchase Plan.

(2)
Excludes restricted stock units, which have no exercise price.

(3)
Includes shares of Class A common stock that remain available for grant under our equity compensation plans as follows: (a) 34,507,434 shares remain available under our 2019 Omnibus Incentive Plan and (b) 6,727,393 shares remain available under our 2019 Stock Purchase Plan.

Hedging Policy
Pursuant to our Insider Trading Policy, all of our officers, directors and team members are prohibited from engaging in hedging transactions such as, but not limited to, zero-cost collars, equity swaps and forward sale contracts. The Policy also applies to family members, such as spouses, minor children, adult family members who share the same household, and any other person or entity whose securities trading decisions are influenced or controlled by the officer, director or team member. Hedging transactions may allow a director, officer or other team member to continue to own our securities, but without the full risks and rewards of ownership, which could lead to such person no longer having the same objectives as our other stockholders.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2020, respectively. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the audit committee will consider this fact when it appoints the independent auditor for the fiscal year ending December 31, 2022. Even if the appointment of Ernst & Young LLP is ratified, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.
Ernst & Young LLP Fees
Aggregate fees billed to us for the fiscal years ended December 31, 2020 and 2019, respectively, by our independent auditors, Ernst & Young LLP and its affiliates, were approximately:
	2020	2019
Audit fees	$2,016,901	$3,073,721
Audit-related fees	—	—
Tax fees	—	—
All other fees	5,200	2,745
Total	$2,022,101	$3,076,466
All of the fees set forth in the table above for 2020 were pre-approved by the audit committee in accordance with the procedures described below.
Audit Fees
Audit fees in 2020 and 2019 include fees for our annual audit and quarterly review procedures. Audit fees in 2019 also include other fees in connection with our IPO.
All Other Fees
Amounts reflect license fees for online research tools.
Pre-Approval Policy for Services Performed by Independent Auditor
The audit committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee must pre-approve all permissible services to be performed by the independent auditor.
Our audit committee has established a policy governing our use of the services of our independent registered accounting firm. Under this policy, our audit committee shall (i) review and approve, in advance, the scope and plans for the audits and the audit fees, and (ii) approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor or any other registered public accounting firm that are not otherwise prohibited by law and any associated fees. The audit committee chairperson may delegate to one or more members of the audit committee the authority to pre-approve audit and permissible non-audit services and any associated fees, as long as such pre-approval is presented to the full audit committee at scheduled meetings. The audit committee may, in accordance with applicable law, establish pre-approval policies and procedures for the engagement of independent accountants to render services to the Company.
Our board of directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our registered public accounting firm for the year ending December 31, 2021.

REPORT OF THE AUDIT COMMITTEE
The audit committee operates under a written charter adopted by the Board that is available on the Company’s website at www.smiledirectclub.com.
The audit committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the audit committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020 with management and Ernst & Young LLP, the independent auditor for the Company. The Committee also discussed and reviewed with Ernst & Young LLP all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Ernst & Young LLP with the audit committee under PCAOB Auditing Standard No. 1301, Communications with audit committees, and SEC Rule 2-07 of Regulation S-X.
In addition, Ernst & Young LLP provided to the audit committee the formal written disclosures and letter, describing all relationships between Ernst & Young LLP and its affiliates and the Company and its affiliates as defined by the rules and regulations of the SEC that might bear on Ernst & Young LLP’s independence, as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The audit committee reviewed and discussed with Ernst & Young LLP any matters that could have impacted Ernst & Young LLP’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the audit committee’s attention as a result of its review of Ernst & Young LLP’s statement or its discussions with Ernst & Young LLP that would indicate that Ernst & Young LLP lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the audit committee recommended to the Board that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
AUDIT COMMITTEE
Richard F. Wallman (Chair)
William H. Frist
Richard F. Wallman (Chair), William H. Frist and Richard J. Schnall were the members of the Audit Committee who engaged in the review and discussions and made the recommendation referred to above in the Report of the Audit Committee. As of the date of this Proxy Statement, the members of the Audit Committee are Richard F. Wallman (Chair), William H. Frist and Edward W. Ward, III.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information relating to the beneficial ownership of our Class A common stock and Class B common stock as of February 28, 2021, except as otherwise indicated, by:
•
each of our directors and named executive officers;

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock, 5% of our outstanding Class B common stock or 5% of SDC Financial LLC Units (“LLC Units”); and

•
all of our directors and executive officers as a group.

As described in “Certain Relationships and Related Person Transactions,” pursuant to the terms of the SDC Financial LLC Agreement, each holder of LLC Units is entitled to have their LLC Interests purchased or redeemed for cash equal to the market value of the applicable number of our shares of Class A common stock or for an equal number of shares of Class A common stock at the sole discretion of the Company.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of February 28, 2021 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, we believe, based on information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares of common stock and LLC Interests held by that person, other than those shares owned by the Voting Group.
Applicable percentage ownership is based on 117,369,451 shares of our Class A common stock and 269,572,682 shares of Class B common stock outstanding as of February 28, 2021. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 28, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, the address for each beneficial owner listed is c/o SmileDirectClub, Inc., 414 Union Street Nashville, Tennessee 37219.

Beneficial Ownership in SmileDirectClub, Inc.
	Class A common stock beneficially owned(a)(b)		Class B common stock beneficially owned(a)(b)		Combined Voting Power(a)
Name of beneficial owner	Number	%	Number	%	%
5% Stockholders
CD&R SDC Holdings, L.P.(c)	11,903,167	10.1%	—	—	*
FMR LLC(d)	6,729,839	5.7%	—	—	*
The Vanguard Group(e)	7,738,577	6.6%	—	—	*
Directors and Named Executive Officers
David Katzman(f)(g)**	796,530	*	87,062,422	31.49%	30.30%
Jordan Katzman(f)(h)	53,825	*	69,038,866	24.97%	24.03%
Alexander Fenkell(f)(i)	75,716	*	63,025,431	22.81%	21.94%
Steven Katzman(f)(j)	149,068	*	34,005,263	12.46%	11.99%
William H. Frist(k)	62,934	*	—	—	*
Carol J. Hamilton	13,043	*	—	—	*
Richard F. Wallman	335,286	*	—	—	*
Edward W. Ward, III	—	—	—	—	—
Susan Greenspon Rammelt(f)(l)	30,069	*	278,423	*	*
All executive officers and directors as a group (11 persons)(m)	1,983,571	*	253,410,405	91.83%	88.38%

*
Represents beneficial ownership of less than 1%

**
Prior to the consummation of the IPO, certain trusts affiliated with David Katzman, Steven Katzman, Jordan Katzman and Alexander Fenkell (collectively, the “Voting Group”), entered into a voting agreement (the “Voting Agreement”), pursuant to which the Voting Group gave David Katzman sole voting, but not dispositive, power over the shares of our Class A and Class B common stock beneficially owned by the Voting Group (the “Voting Group Stock”). All of our Class B common stock is held by pre-IPO investors who continue to hold units in SDC Financial. Thus, the Voting Agreement gives David Katzman majority voting power over all matters submitted to stockholders for a vote.

(a)
Our Class A common stock entitles holders thereof to one vote per share, and our Class B common stock initially entitles holders thereof to ten votes per share, voting together as a single class.

(b)
Subject to the terms and conditions of the SDC Financial LLC Agreement, LLC Units are exchangeable (with automatic cancellation of an equal number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustment for stock splits, stock dividends, and reclassifications, or for cash (based on the market price of the shares of Class A common stock), with the form of consideration determined by the disinterested members of our board of directors. Beneficial ownership of LLC Units is not reflected in this table; however, information concerning ownership of LLC Units is included in the footnotes below, where applicable.

(c)
CD&R Investment Associates X, Ltd. (“CD&R SDC GP”) is the general partner of CD&R SDC Holdings, L.P. (“CD&R SDC”). CD&R SDC GP, as the general partner of CD&R SDC, may be deemed to beneficially own the shares of Common Stock shown as beneficially owned by CD&R SDC. CD&R SDC GP expressly disclaims beneficial ownership of the Common Stock of which CD&R SDC has beneficial ownership. Investment and voting decisions with respect to the shares of Common Stock held by CD&R SDC or CD&R SDC GP are made by an investment committee comprised of more than ten individuals (the “CD&R SDC Investment Committee”). All members of the CD&R SDC Investment Committee disclaim beneficial ownership of the shares of Common Stock shown as beneficially owned by CD&R SDC. CD&R SDC GP expressly disclaims beneficial ownership of the shares held by CD&R SDC. The address for CD&R SDC and CD&R SDC GP is c/o Maples Corporate Services Limited, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104,

Cayman Islands. The information concerning CD&R SDC and CD&R SDC GP is based upon a Schedule 13G/A filed with the SEC on February 9, 2021, as of February 9, 2021.
(d)
FMR LLC (“FMR”) beneficially owns 6,729,839 shares of Class A common stock of which 299,532 shares it holds the sole voting power and 6,729,839 shares it has the sole power to dispose or to direct the disposition of. The address for FMR is 245 Summer Street, Boston, Massachusetts 02210. The information concerning FMR is based upon a Schedule 13G/A filed with the SEC on February 8, 2021, as of February 5, 2021.

(e)
Vanguard Voting Group (“Vanguard”) beneficially owns 7,738,577 shares of common stock of which 32,537 shares Vanguard holds the shared voting power, 7,651,912 shares Vanguard holds sole dispositive power, and 86,665 shares Vanguard holds shared dispositive power. The address for Vanguard is 100 Vanguard Blvd. Malvern, PA 19355. The information concerning Vanguard is based upon a Schedule 13G filed with the SEC on February 10, 2021, as of February 8, 2021.

(f)
Subject to the terms and conditions of the SDC Financial LLC Agreement, LLC Units are exchangeable (with automatic cancellation of an equal number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustment for stock splits, stock dividends, and reclassifications, or for cash (based on the market price of the shares of Class A common stock), with the form of consideration determined by the disinterested members of our board of directors. Beneficial ownership of LLC Units is not reflected in this table; however, information concerning ownership of LLC Units is included in the footnotes below, where applicable.

(g)
Mr. D. Katzman beneficially owns (i) 24,705 shares of Class A common stock and has the right to acquire 108,695 shares of Class A common stock on or within 60 days from February 28, 2021, through the exercise of stock options, (ii) 663,130 shares of Class A common stock held by DBK Investments, LLC, (iii) 86,861,011 LLC Units and shares of Class B common stock held by DBK Investments, LLC, of which he is the manager, which is wholly owned by the David B. Katzman 2018 Irrevocable Trust, over which he has sole voting and investment control, and (iv) 201,411 LLC Units and shares of Class B common stock held by the David Katzman Revocable Trust, of which he is trustee. Excludes 37,000 shares of Class A common stock and 616,014 LLC Units and shares of Class B common stock that are beneficially owned by Heather Katzman, Mr. D. Katzman’s spouse. Under the Voting Agreement, as discussed in the “Structure; Classes of Stock; Voting Agreement” section above, the Voting Group gave D. Katzman sole voting, but not dispositive, power over the shares of our Class A and Class B common stock beneficially owned by the Voting Group.

(h)
Mr. J. Katzman beneficially owns (i) 10,347 shares of Class A common stock and has the right to acquire 43,478 shares of Class A common stock on or within 60 days from February 28, 2021, through the exercise of stock options, (ii) 65,971,130 LLC Units and shares of Class B common stock held by JM Katzman Investments, LLC, of which he is manager, which is wholly owned by the Jordan M. Katzman 2018 Irrevocable Trust, over which he has sole voting and investment control, and (iii) 3,067,736 LLC Units and shares of Class B common stock held by the Jordan M. Katzman Revocable Trust, of which he is trustee. J. Katzman is a member of the Voting Group who gave D. Katzman sole voting, but not dispositive, power over the shares of Class A and Class B common stock he beneficially owns under the terms of the Voting Agreement.

(i)
Mr. Fenkell beneficially owns (i) 10,963 shares of Class A common stock and has the right to acquire 43,478 shares of Class A common stock on or within 60 days from February 28, 2021, through the exercise of stock options, (ii) 58,527,652 LLC Units and shares of Class B common stock held by the Alexander J. Fenkell 2018 Irrevocable Trust, of which he is trustee, and (iii) 21,275 shares of Class A common stock, 4,497,779 LLC Units and shares of Class B common stock held by the Alexander Fenkell Revocable Trust, of which he is trustee. Fenkell is a member of the Voting Group who gave D. Katzman sole voting, but not dispositive, power over the shares of Class A and Class B common stock he beneficially owns under the terms of the Voting Agreement.

(j)
Mr. S. Katzman beneficially owns (i) 149,068 shares of Class A common stock, (ii) 28,124,235 LLC Units and shares of Class B common stock held by the David B. Katzman 2009 Family Trust, of which he is trustee, and (ii) 5,881,028 LLC Units and shares of Class B common stock held in his individual capacity, including 734,187 restricted LLC Units and shares of Class B common stock that will be subject to monthly vesting through September 2021 (of which 209,768 LLC Units and shares of Class B common stock will vest within 60 days of February 28, 2021). S. Katzman is a member of the Voting

Group who gave D. Katzman sole voting, but not dispositive, power over the shares of Class A and Class B common stock he beneficially owns under the terms of the Voting Agreement.
(k)
Excludes 5,000 shares of Class A common stock that are beneficially owned by Tracy Frist, Mr. Frist’s spouse.

(l)
Ms. Greenspon Rammelt beneficially owns 203,423 LLC Units and shares of Class B common stock, including 32,482 restricted LLC Units and shares of Class B common stock that will be subject to monthly vesting through September 2021 (of which 9,281 LLC Units and shares of Class B common stock will vest within 60 days of February 28, 2021).

(m)
Of these shares, 88,114 shares of Class A common stock are pledged.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
The following is a description of transactions since January 1, 2020 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our Class A common stock, Class B common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
SDC Financial LLC Agreement
SDC Inc. holds a significant equity interest in SDC Financial and is the managing member of SDC Financial. Accordingly, SDC Inc. operates and controls all of the business and affairs of SDC Financial and, through SDC Financial and its operating subsidiaries, conducts SmileDirectClub’s business.
Under the SDC Financial LLC Agreement, SDC Inc., as the managing member of SDC Financial, has the right to determine when distributions (other than tax distributions) will be made to holders of LLC Units in SDC Financial and the amount of any such distributions, subject to limitations imposed by applicable law and contractual restrictions (including pursuant to our debt instruments). If a distribution with respect to LLC Units is authorized, such distribution will be made to the holders of LLC Units pro rata based on their holdings of LLC Units in accordance with their terms. In turn, SDC Financial, which is the managing member of SDC LLC, has the right to determine when distributions (other than tax distributions) will be made by SDC LLC to SDC Financial and the amount of any such distributions, and SDC LLC, which is the managing member of SDC Holding, has the right to determine when distributions (other than tax distributions) will be made by SDC Holding to SDC LLC and the amount of any such distributions.
The holders of LLC Units, including SDC Inc., incurred U.S. federal, state, and local income taxes on their respective share of any taxable income of SDC Financial. Net profits and net losses of SDC Financial generally are allocated to the holders of LLC Units (including SDC Inc.) pro rata in accordance with their respective share of the net profits and net losses of SDC Financial. The SDC Financial LLC Agreement provides for cash distributions, which we refer to as “tax distributions,” based on certain assumptions, to the holders of LLC Units (including SDC Inc.) pro rata based on their holdings of LLC Units. Generally, these tax distributions to holders of LLC Units are in an amount equal to our estimate of the taxable income of SDC Financial, net of taxable losses, allocable per LLC Unit multiplied by an assumed tax rate set forth in the SDC Financial LLC Agreement. Because tax distributions are determined based on an assumed tax rate, SDC Financial may be required to make tax distributions that, in the aggregate, may exceed the amount of taxes that SDC Financial would have paid if it were itself taxed on its net income. Tax distributions are made only to the extent all distributions from SDC Financial for the relevant year were insufficient to cover such tax liabilities. Any distributions are subject to available cash and applicable law and contractual restrictions.
Exchange rights
Subject to the terms and conditions of the SDC Financial LLC Agreement, the members holding LLC Units (“Continuing LLC Members”) have the right to exchange their LLC Units (with automatic cancellation of an equal number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustments for stock splits, stock dividends, reclassifications, and other similar transactions, or for cash (based on the market price of the shares of Class A common stock), with the form of consideration determined by the disinterested members of our board of directors. The SDC Financial LLC Agreement provides that, as a general matter, a Continuing LLC Member does not have the right to exchange LLC Units if we determine that such exchange would be prohibited by law. We may impose additional restrictions on exchange that we determine to be necessary or advisable so that SDC Financial is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. As Continuing LLC Members exchange their LLC Units, those LLC Units thereafter will be owned by SDC Inc. and SDC Inc.’s interest in SDC Financial will be correspondingly increased. The corresponding shares of Class B common stock will be cancelled. We have reserved for issuance shares of Class A common stock in respect of the aggregate number of shares of Class A common stock that may be issued upon exchange of LLC Units.

Tax Receivable Agreement
Our purchase of LLC Units from SDC Financial, coupled with SDC Financial’s purchase and cancellation of LLC Units from the pre-IPO investors in connection with the IPO resulted in, and any future exchanges of LLC Units for our Class A common stock or cash are expected to result in, increases in our allocable tax basis in the assets of SDC Financial that otherwise would not have been available to us. These increases in tax basis are expected to reduce the amount of cash tax that we would otherwise have to pay in the future due to increases in depreciation and amortization deductions (for tax purposes). These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain assets of SDC Financial to the extent the increased tax basis is allocated to those assets. The IRS may challenge all or part of these tax basis increases, and a court could sustain such a challenge.
In connection with the IPO, SDC Inc. and SDC Financial entered into the Tax Receivable Agreement, pursuant to which we agreed to pay the Continuing LLC Members 85% of the cash savings, if any, in U.S. federal, state, and local income tax or franchise tax that we actually realize as a result of (a) the increases in tax basis attributable to exchanges by Continuing LLC Members and (b) tax benefits related to imputed interest deemed to be paid by us as a result of the Tax Receivable Agreement. We expect to benefit from the remaining 15% of cash savings, if any, that we realize. For purposes of the Tax Receivable Agreement, cash savings will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the assets of SDC Financial as a result of the exchanges and had we not entered into the Tax Receivable Agreement. The term of the Tax Receivable Agreement commences upon September 16, 2019 and continues until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreement for an amount based on a specified formula to determine the present value of payments remaining to be made under the agreement (including payments that would be made if all LLC Units were then exchanged for Class A common stock). The Tax Receivable Agreement covers any exchanges of LLC Units issued to the current parties to that agreement after the IPO, and it is possible that new investors in LLC Units after the IPO may become parties to the Tax Receivable Agreement as well.
The payment obligation under the Tax Receivable Agreement is an obligation of SDC Inc. and not an obligation of SDC Financial. In addition, the Continuing LLC Members do not reimburse us for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed, although excess payments made to any Continuing LLC Member may be netted against payments otherwise to be made, if any, to the relevant Continuing LLC Member after our determination of such excess. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with our tax reporting positions. As a result, in certain circumstances we may make payments to the Continuing LLC Members under the Tax Receivable Agreement in excess of our actual cash tax savings. While the actual increase in tax basis, as well as the actual amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, future tax rates, and the amount and timing of our income, we expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of SDC Financial attributable to our interests in SDC Financial, during the expected term of the Tax Receivable Agreement, the payments that we may make to the Continuing LLC Members could be substantial. Payments made under the Tax Receivable Agreement are required to be made within 215 days of the filing of our tax returns. Because we generally expect to receive the tax savings prior to making the cash payments to the Continuing LLC Members, we do not expect the cash payments to have a material impact on our liquidity.
In addition, the Tax Receivable Agreement provides that, upon a merger, asset sale, or other form of business combination or certain other changes of control, a material breach of our obligations under the Tax Receivable Agreement or if, at any time, we elect an early termination of the Tax Receivable Agreement, our (or our successor’s) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control or early termination) will be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement that tax rates remain constant, and, in the case of certain early termination elections, that any units that have not been exchanged are deemed exchanged for the market value of the Class A common stock at the time of termination. Consequently, it is possible in these circumstances that the actual cash tax savings realized by us may be significantly less than the corresponding Tax Receivable Agreement payment.
Registration Rights Agreement
We are party to a Registration Rights Agreement with certain pre-IPO investors, whereby we may be required to register under the Securities Act the sale of shares of our Class A common stock held by pre-IPO investors, including shares that may be issued to Continuing LLC Members upon exchange of their LLC Units. The Registration Rights Agreement also requires us to make available and keep effective shelf registration statements permitting sales of shares of Class A common stock into the market from time to time over an extended period, if requested. In addition, pre-IPO investors have the ability to exercise certain demand registration rights and/or piggyback registration rights in connection with underwritten registered offerings requested by pre-IPO investors or initiated by us.
Indemnification of Directors and Officers
We entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Other Related Person Transactions
We engage Benesch, Friedlander, Coplan & Aronoff LLP, a law firm of which the spouse of Susan Greenspon Rammelt, our Chief Legal Officer, EVP Business Affairs, and Secretary, is a partner, to provide legal services. During 2020, we paid $5.8 million for such legal services. We expect this engagement for legal services to continue.
Alexander Fenkell, a director, is one of our co-founders. We employ Mr. Fenkell to provide services to us. During 2020, we paid a total of approximately $848,000 in salary and bonus for his services.
Jordan Katzman, a director, is one of our co-founders. We employ Mr. J. Katzman to provide services to us. During 2020, we paid a total of approximately $848,000 in salary and bonus for his services.
Policies and Procedures for Review and Approval of Related Person Transactions
Our board of directors adopted a written related person transactions policy setting forth the policies and procedures for the review, approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” include our executive officers, directors, director nominees, and their immediate family members, stockholders owning five percent or more of our outstanding common stock and their immediate family members, and any firm or entity of which any of the foregoing persons is employed or is a partner or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, the benefits to the Company and the nature and extent of the related person’s interest in the transaction, among other factors in the policy. All related person transactions must be approved or ratified by our audit committee in accordance with the guidelines set forth in the policy. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in any review, consideration or approval of the transaction. The transactions set forth under “Other Related Person Transactions” above have been approved and/or ratified under the policy. Other transactions described in this section occurred prior to the adoption of this policy.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry, and forms filed by us on the reporting person’s behalf, we believe that all filing requirements under Section 16(a) applicable to our executive officers and directors were complied with during 2020, except that a Form 4 was filed for each of Troy Crawford, Susan Greenspon Rammelt, Steven Katzman, Kay Oswald and Kyle Wailes on June 10, 2020 to report an award of 22,122 RSUs, 30,069 RSUs, 25,773 RSUs, 22,337 RSUs, and 25,773 RSUs, respectively, that were each made on May 15, 2020, and that a Form 4 was filed for each of Alexander Fenkell, David Katzman and Jordan Katzman on January 19, 2021 to report the disposition of shares of Class A common stock withheld upon the vesting of restricted stock units to cover applicable withholding taxes on May 15, 2020.

ADDITIONAL INFORMATION
Submission of Director Nominees or Stockholder Proposals at Next Year’s Annual Meeting
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 414 Union Street, Nashville, Tennessee 37219, in writing not later than December 24, 2021.
Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than the close of business on February 3, 2022 and no later than the close of business on March 5, 2022. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 3, 2022, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Other Business
We know of no other business to be transacted at the Annual Meeting, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

SMILEDIRECTCLUB, INC. 414 UNION STREETNASHVILLE, TN 37219D50480-P56204You invested in SMILEDIRECTCLUB, INC. and it’s time to vote!You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 3, 2021.Get informed before you voteView the Notice, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 20, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone usersPoint your camera here and vote without entering a control number Virtually at: Vote Virtually at the Meeting*June 3, 202111:00 AM, EDT www.virtualshareholdermeeting.com/SDC2021*Please check the meeting materials for any special requirements for meeting attendance.V1

Vote at www.ProxyVote.comTHIS IS NOT A VOTABLE BALLOTThis is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters. Voting Items Board Recommends 1.Election of DirectorsNominees:01)Alexander Fenkell02)Dr. William H. Frist03)Richard F. Wallman For2. Ratification of Ernst & Young LLP as the company’s independent registered accounting firm for the fiscal year ending December 31, 2021 ForNOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.D50481-P56204

SMILEDIRECTCLUB, INC.
414 UNION STREET
NASHVILLE, TN 37219

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

D50477-P56204

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

SMILEDIRECTCLUB, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SMILEDIRECTCLUB, INC. 414 UNION STREETNASHVILLE, TN 37219 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/SDC2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D50477-P56204 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D50478-P56204SMILEDIRECTCLUB, INC.Annual Meeting of Stockholders June 3, 2021 11:00 AM, EDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Kyle Wailes, as proxy holder, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SMILEDIRECTCLUB, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 3, 2021, live via webcast at www.virtualshareholdermeeting.com/SDC2021, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted in the discretion of the proxy holder on all other matters as may properly come before the meeting, or any adjournment or postponement thereof.Continued and to be signed on reverse side